Exhibit 99.2
CONTACT:
David L. Farwell
Senior Vice President, Chief of Staff
and Treasurer
ABM Industries Incorporated
(212) 297-0200
ABM INDUSTRIES DECLARES 169th CONSECUTIVE QUARTERLY DIVIDEND
NEW YORK – June 3, 2008 – The Board of Directors of ABM Industries Incorporated (NYSE: ABM) has declared a third quarter cash dividend of $0.125 per common share payable on August 4, 2008 to stockholders of record on July 3, 2008. This will be ABM’s 169th consecutive quarterly cash dividend, and is $0.005 (4.2%) above the $0.12 per share quarterly dividend rate declared and paid for the third quarter of 2007.
About ABM Industries
ABM Industries Incorporated (NYSE:ABM) is among the largest facility services contractors listed on the New York Stock Exchange. With fiscal 2007 revenues in excess of $2.8 billion and more than 105,000 employees, ABM provides janitorial, parking, security, engineering and lighting services for thousands of commercial, industrial, institutional and retail facilities across the United States as well as Puerto Rico and British Columbia, Canada.. The ABM Family of Services includes ABM Janitorial Services; Ampco System Parking; ABM Security Services; ABM Facility Services; ABM Engineering; and Amtech Lighting Services.
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